Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Hooker Furniture Corporation (the “Company”) Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 7, 2011                                                                            By: /s/ Paul B. Toms, Jr.
      Paul B. Toms, Jr.
      Chairman and Chief Executive Officer

      By: /s/ Paul A. Huckfeldt
      Paul A. Huckfeldt
      Vice President - Finance and
  Accounting and Chief Financial Officer